Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	5,000,000	$0.2135	$1,067,500	0.00015310	$163.43
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, underlying debentures	457(c)	45,555,556	$0.2135	9,726,111.21	0.00015310	$1,489.07

	Total Offering Amounts					$10,793,611.21		$1,652.50

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$1,652.50

(1)
This Registration Statement registers the resale of up to 50,555,556 shares of common stock (the “Common Stock”) of the Registrant comprising (i) 5,000,000 shares of Common Stock held by the selling stockholders (the “Selling Securityholders”) named in this Registration Statement on Form S-3 (“Registration Statement”) and (ii) 45,555,556 shares of Common Stock issuable upon the conversion of the remaining outstanding aggregate principal amount of senior secured convertible debentures due May 24, 2026, at a price per share of $0.27, less 10,000,000 shares previously registered on a Registration Statement on Form S-3 (File No. 333-280098), filed with the Securities and Exchange Commission on June 10, 2024. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low price per share of the Registrant’s common stock as reported on The Nasdaq Capital Market on December 27, 2024.